As filed with the Securities and Exchange Commission on February 1, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Peloton Interactive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-3533761
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Peloton Interactive, Inc.
441 Ninth Avenue, 6th Floor
New York, New York 10001
(Address of Principal Executive Offices) (Zip Code)

2019 Equity Incentive Plan
(Full title of the plan)

Barry McCarthy
Chief Executive Officer

Peloton Interactive, Inc.
441 Ninth Avenue, Sixth Floor
New York, New York 10001
(929) 567-0006
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Kerry S. Burke Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, DC 20001 (202) 662-6000	Tammy Albarrán Chief Legal Officer and Secretary Peloton Interactive, Inc. 441 Ninth Avenue, Sixth Floor New York, New York 10001 (929) 567-0006

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Peloton Interactive, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 36,000,000 additional shares of the Registrant’s Class A common stock, $0.000025 par value per share (“Common Stock”), issuable under the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”), as amended by the Amendment to the 2019 Plan (the “Amendment”). The Amendment was approved by the stockholders of the Registrant on December 7, 2023 and was filed with the Registrant’s Current Report on Form 8-K on December 12, 2023.

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statements on Form S-8 filed with the Commission on August 23, 2023 (File No. 333-274173), September 7, 2022 (File No. 333-267306), August 27, 2021 (File No. 333-259099), September 11, 2020 (File No. 333-248724) and September 26, 2019 (File No. 333-233941) to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II
Information Required in the Registration Statement

Item 3. Incorporation of Documents By Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2023, filed with the Commission on August 23, 2023 (including the information incorporated by reference therein by the definitive proxy statement on Schedule 14A, filed with the Commission on October 26, 2023);

(b)the Registrant’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2023, filed with the Commission on November 2, 2023, and for the quarter ended December 31, 2023, filed with the Commission on February 1, 2024;

(c)the Registrant’s Current Reports on Form 8-K or Form 8-K/A filed with the Commission on September 26, 2023 (excluding any information furnished under Item 7.01), October 19, 2023, December 6, 2023, December 12, 2023, and December 19, 2023 (excluding any information furnished under Item 7.01); and

(d)the description of the Registrant’s Class A common stock contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2020, filed with the Commission on September 11, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference:

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Restated Certificate of Incorporation of the Registrant.	10-Q	001-39058	3.1	11/6/2019

4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-39058	3.1	4/27/2020

4.3	Form of Class A Common Stock Certificate of the Registrant.	S-1/A	333-233482	4.1	9/10/2019

5.1	Opinion of Covington & Burling LLP.					X

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.					X

23.2	Consent of Covington & Burling LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2019 Equity Incentive Plan and forms of award agreements thereunder.	10-K	001-39058	10.3	9/7/2022

99.2	Amendment to the Peloton Interactive, Inc. 2019 Equity Incentive Plan	8-K	001-39058	10.1	12/12/2023

107	Filing fee table.					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of February 2024.

PELOTON INTERACTIVE, INC.
/s/ Barry McCarthy
Barry McCarthy Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints the Company’s Chief Executive Officer, currently Barry McCarthy, and the Company’s Chief Financial Officer, currently Elizabeth Coddington, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8) and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or advisable to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

By:	/s/ Barry McCarthy	Chief Executive Officer and Director (Principal Executive Officer)	February 1, 2024
Barry McCarthy

By:	/s/ Elizabeth Coddington	Chief Financial Officer (Principal Financial Officer)	February 1, 2024
Elizabeth Coddington

By:	/s/ Saqib Baig	Chief Accounting Officer (Principal Accounting Officer)	February 1, 2024
Saqib Baig

By:	/s/ Karen Boone	Chairperson of the Board of Directors	February 1, 2024
Karen Boone

By:	/s/ Christopher Bruzzo	Director	February 1, 2024
Christopher Bruzzo

By:	/s/ Jon Callaghan	Director	February 1, 2024
Jon Callaghan

By:	/s/ Jay Hoag	Director	February 1, 2024
Jay Hoag

By:	/s/ Angel L. Mendez	Director	February 1, 2024
Angel L. Mendez

By:	/s/ Pamela Thomas-Graham	Director	February 1, 2024
Pamela Thomas-Graham